               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON D.C.  20549

                            FORM 8-K



       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report:        June 12, 1996
               -------------------------------------
                  (Date of earliest event reported)


                       Leggoons, Inc.
     -----------------------------------------------------
     (Exact Name of Registrant as Specified in its Charter




   Missouri                0-22574              43-1239043
- --------------           -----------         -------------------
  (State of              (Commission         (I.R.S. Employer
Incorporation)            File No.)          Identification No.)





             400 South Lindell, Vandalia, MO  63382
     -----------------------------------------------------
     (Address and Zip Code of Principal Executive Offices)






Registrant's  telephone number including area code:   (314)  594-6418

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
- ----------------------------------------------


      On February 5, 1996, James S. Clinton, current president of the Company presented a written proposal to Infinitron Investments International, Inc. ("Infinitron") wherein he stated that he was offering to purchase all the assets of the Company, prior to the consummation of the transaction contemplated by the Stock Acquisition Agreement entered into between the Company and Infinitron Investments International, Inc. (the "Infinitron Transaction) in consideration of the assumption of all the liabilities of the Company, prior to the Infinitron Transaction. The purpose for the sale was that the business operation of the Company were failing and that after the Infinitron Transaction the focus of the Company would be strictly on the business of Infinitron. Mr. Clinton presented his proposal to Infinitron as the Stock Acquisition Agreement between the Company and Infinitron precludes such sale without the prior consent of the Infinitron.

      On March 15, 1996, Infinitron informed Mr. Clinton that it would not object to the sale. On March 15, 1996, Mr. Clinton presented his offer to the Company's board of directors and on March 18, 1996 the disinterested members of the board accepted the offer. According to the terms of the offer, Mr. Clinton formed a new company, called Leggoons Corporation, a Nebraska corporation, which will purchase all the assets of the Company outstanding as of the date of the closing of the sale (approximately $482,374 in current assets and $344,774 in other assets at February 29, 1996) for the consideration of the assumption of all liabilities on such date (approximately $1,901,416 at February 29, 1996). The assets to be purchased by Mr. Clinton include the "Leggoons" trademark as well the Licensing Agreement between the Company and Mr. Tamsky.

      The sale of assets closed on June 12, 1996. As a requirement for the closing, the Company's legal counsel provided an opinion which states that the current creditors of the Company have no legal right to bring an action against Infinitron, Inc. for any liability incurred by the Company prior to the sale of assets. In addition, the opinion states that as the sale of assets was for the benefit of creditors', shareholder approval prior to the sale was not required. The sale was effected because upon the consummation of the Infinitron Transaction and the election of the new directors provided in Proposal One, the focus of management's attention will be on the expansion of Infinitron's technology and not on the apparel operations.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

 10.1     Assignment for Benefit of Creditors

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                           SIGNATURES

      Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


(Registrant)                       LEGGOONS, INC.

BY (Signature)                     /s/ Steven D. Walters
(Date)                             June 27, 1996
(Name and Title)                   Steven D. Walters
                                   Chief Financial Officer




(6-12-96.8-k)